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                                                                    Exhibit 10.4

     THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY HAS BEEN SUBORDINATED TO CERTAIN OBLIGATIONS OF THE MAKER PURSUANT TO A SUBORDINATION AGREEMENT AMONG, INTER ALIA, THE LENDERS AND THE CIT GROUP/COMMERCIAL SERVICES, INC., AS AMENDED FROM TIME TO TIME.

                      SECURED SUBORDINATED PROMISSORY NOTE

$1,830,680.00                                                      July 11, 2006

     FOR VALUE RECEIVED, Crown Crafts, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Wachovia Bank, National Association, its successors and assigns ("Lender"), the original principal sum of ONE MILLION EIGHT HUNDRED THIRTY THOUSAND SIX HUNDRED EIGHTY and No/100 Dollars ($1,830,680.00), without interest thereon, in two equal installments of NINE HUNDRED FIFTEEN THOUSAND THREE HUNDRED FORTY and No/100 Dollars ($915,340.00) each, with the first such installment to be paid on the fourth anniversary of the date hereof and the second such installment to be paid on the fifth anniversary of the date hereof.

     1. Acceleration of Payment.

          (a) The entire indebtedness evidenced by this Secured Subordinated Promissory Note (the "Note") shall, at the option of Lender and upon notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity, in the event that (i) Maker fails to pay any principal hereunder on the date such payment is due, (ii) ) Maker fails to pay any other amount due hereunder within three (3) Business Days (as hereinafter defined) after the date such payment is due, (iii) there shall occur a Change in Control (as hereinafter defined), or (iv) there shall occur a Bankruptcy Event (as hereinafter defined).

          (b) For purposes hereof, "Change in Control" shall mean one or more of the following shall have occurred:

               (i) a merger or consolidation of Maker with or into another corporation other than a merger or consolidation (A) with a subsidiary of Maker; (B) in which (1) the holders of voting stock of Maker immediately prior to the merger as a class continue to hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent and (2) all holders of each outstanding class or series of voting stock of Maker immediately prior to the merger or consolidation have the right to receive substantially the same cash, securities or other property in exchange for their voting stock of Maker as all other holders of such class or series; (C) in connection with which E. Randall Chestnut shall serve as Chief Executive Officer of the surviving or resulting corporation or its parent; or (D) in connection with which a majority of the persons serving on the board of directors of the surviving or resulting corporation or its parent shall be persons who were members of the Board of Directors of Maker immediately prior to such merger or consolidation;

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               (ii) the sale or other disposition of all or substantially all of the assets of Maker (in one transaction or a series of transactions); or

               (iii) the liquidation or dissolution of Maker.

          (c) For purposes hereof, "Bankruptcy Event" shall mean one or more of the following shall have occurred:

               (i) Maker (A) shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (B) shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (C) shall make a general assignment for the benefit of creditors, or (D) shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or (E) shall take any corporate action to authorize any of the foregoing; or

               (ii) an involuntary case or other proceeding shall be commenced against Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days, or an order for relief shall be entered against Maker under the federal bankruptcy laws as now or hereafter in effect.

     2. Manner of Payment.

          (a) Each date upon which a payment hereunder must be made (whether stated, defined or accelerated) shall be referred to herein as a "Payment Date." Any payment hereunder which is due on a Payment Date which is not a Business Day (as hereinafter defined) shall be made on the next succeeding Business Day. As used herein "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banks in New York, New York are authorized or required by law to be closed.

          (b) Each payment hereunder shall be by wire transfer of immediately available funds to an account designated by Lender prior to the applicable Payment Date.

          (c) If any amount hereunder shall not be paid when due (whether prior to or on the date specified in this Note or by acceleration or otherwise), interest shall accrue on such overdue amounts to the extent permitted by law at the rate of five percent (5%) per annum from the date due to and including the date of actual payment (after as well as before judgment).

     3. Subordination of Note. This Note is subject in all respects to that certain Subordination Agreement of even date herewith to which The CIT Group/Commercial Services, Inc. ("CIT") and Lender, among others, are parties.


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     4. Guaranty; Security Agreement and Mortgages. This Note is one of three
Notes (collectively, the "Notes") issued to Wachovia Bank, National Association, Banc of America Strategic Solutions, Inc. and The Prudential Insurance Company of America (collectively, the "Lenders"). Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (collectively, the "Subsidiary Guarantors") are executing and delivering a Guaranty of even date herewith (the "Guaranty") pursuant to which they jointly and severally and unconditionally guaranty the prompt payment in full of all obligations under the Notes. In addition, as security for the prompt payment in full of all obligations under the Notes, (i) Maker and each of the Subsidiary Guarantors are executing and delivering a Security Agreement of even date herewith (the "Security Agreement") in favor of Wachovia Bank, National Association, in its capacity as collateral agent for the Lenders (in such capacity, the "Lender Agent"), pursuant to which they pledge and grant to the Lender Agent, for the ratable benefit of the Lenders, a continuing, general lien upon, and security interest and security title in and to, all of the Collateral (as defined in that certain Financing Agreement of even date herewith among CIT, Maker and the Subsidiary Guarantors (the "Senior Debt Agreement")) and (ii) Churchill Weavers, Inc. is executing and delivering a mortgage (the "Mortgage") on the Real Estate (as defined in the Senior Debt Agreement) in favor of the Lender Agent, for the ratable benefit of the Lenders, the liens and security titles under the Security Agreement and the Mortgage being junior to the liens and security titles granted by Maker and the Subsidiary Guarantors in connection with the Senior Debt Agreement.

     5. Waivers of Maker. Maker hereby waives (a) all presentments, demands for performance, notice of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of Lender in the enforcement of its rights under this Note, (c) except to the extent specifically required by other provisions of this Note, any and all notices of every kind and description which may be required to be given by any statute or rule of law, and (d) any defense of any kind which it may now or hereafter have with respect to its liability under this Note.

     6. Prepayments. Subject to the subordination provisions hereof, Maker may prepay the principal amount of this Note in whole or in part without penalty.

     7. Interest Limited by Law. If from any circumstances whatsoever, Maker is at any time required or obligated to pay interest at a rate in excess of the maximum rate prescribed by any applicable usury statute or any other applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to such maximum rate, so that in no event shall any payment be possible under this Note that is in excess of such maximum rate.

     8. Severability. Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Maker and Lender.


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     10. Assignment. The rights and obligations of Maker and Lender hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties; provided, that Maker may not assign its obligation hereunder without the prior written consent of the Lender.

     11. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

     12. Effectiveness of Waiver by Lender. No waiver by Lender of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Lender in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Lender and Maker or any other person shall be deemed a waiver by Lender of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lender or the exercise of any other right, remedy, power or privilege by Lender.

     13. Attorneys' Fees. If this Note is placed in the hands of any attorney for collection, or if collected by suit or through any bankruptcy or other legal proceedings, Maker hereby agrees to pay all reasonable expenses actually incurred by Lender with respect thereto, including, without limitation, attorneys' fees, all of which shall become a part of the principal hereof.

     14. Remedies Cumulative. The remedies of Lender as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefore shall arise.

     15. Applicable Law. This Note shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of law principles thereof.

     16. Notice. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto must be in writing and delivered personally (including by overnight courier) or sent by certified mail (postage pre-paid and return receipt requested), or be transmitted by facsimile:

          If to Maker:    Crown Crafts, Inc.
                          916 S. Burnside Avenue
                          Gonzales, Louisiana  70737
                          Attention: Mr. E. Randall Chestnut
                          Facsimile No.: (225) 647-9112

          If to Lender:   Wachovia Bank, National Assocation
                          171 17th Street, NW
                          MCGA: 4524
                          Atlanta, Georgia 30363


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                          Attention: Monica Coles
                          Facsimile No.: 404-214-3962

or to such other address as may be specified from time to time in a notice given by such party. All notices and other communications required or permitted hereunder shall be deemed given when delivered personally, mailed by certified mail (postage pre-paid and return receipt requested), sent by overnight courier or faxed (transmission confirmed), or otherwise actually received.

                          [signature on following page]


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     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                                        MAKER:

                                        CROWN CRAFTS, INC.


                                        By: /s/ E. Randall Chestnut
                                            ------------------------------------
                                            E. Randall Chestnut
                                            President and Chief Executive
                                            Officer

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                            ACKNOWLEDGEMENT OF LENDER

     Lender hereby acknowledges and agrees that (a) as additional consideration for Maker's issuance of this Note to Lender, Lender has delivered to Maker for cancellation that certain Series B Common Stock Purchase Warrant of Maker dated July 23, 2001, as issued to Lender on April 29, 2003, and (b) upon cancellation of such Warrant by Maker, Lender shall have no options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Maker.

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By: /s/ Patrick Moody
                                            ------------------------------------
                                        Its: Vice President